EXHIBIT 5.1
                                  EXHIBIT 23.1


                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                                Arvada, CO 80002
                         303-422-8127 * 303-431-1567 fax


                                 August 1, 2007



Tombstone Cards, Inc.
5380 Highlands Drive
Longmont, CO  80503


Re:  SB-2/A #2 Registration Statement for common shares of Tombstone Cards, Inc.

Gentlemen:


     At your request, I have examined Registration Statement No. 333-138184 which is being filed with the Securities and Exchange Commission ("SEC"), on Form SB-2/A (the "Amended Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of


(a) 1,500,000 Shares of Common Stock of Selling Shareholders,
(b) 1,730,000 Units consisting of one common share and one "A" Warrant and one "B" Warrant,
(c) 1,730,000 outstanding shares comprising part of the Units being Registered,
(d) 1,730,000  "A"  Warrants,
(e) 1,730,000  "B"  Warrants,
(f) 1,730,000  common  Shares  underlying  "A"  Warrants  at $2.00  per  Share,
(g) 1,730,000 common Shares  underlying "B" Warrants at $5.00 per Share,
(h) 600,000 common Shares underlying Consultant Warrants at $0.55 per Share,
(i) 60,000 Units underlying Placement Agent Warrants, for Units consisting of 60,000 shares and 60,000 "A" Warrants and 60,000 "B" Warrants),
(j)  60,000  common  Shares  underlying   Placement  Agent  Warrants  for  Units
(consisting of Shares and "A" and "B" Warrants) at $0.55 per Share,
(k) 60,000 "A" Warrants underlying Placement Agent Warrants for Units
(l) 60,000 "B" Warrants  underlying  Placement  Agent  Warrants for Units
(m) 60,000 Shares underlying  "A" Warrants to Placement  Agent,
(n) 60,000 Shares  underlying "B" Warrants to Placement Agent, and
(o) 150,000 Shares underlying Employee/Consultant Options at $0.55 per Share (the "Offering") of our Company, Tombstone Cards, Inc. ("Tombstone") a Colorado corporation


     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

     a.   Certificate of Incorporation of the Company, as amended to date;

     b.   Bylaws of the Company, as amended to date;

     c. Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Stock.

     d. The Amended Registration Statement as filed with the SEC as of the date hereof.

Tombstone Cards, Inc.
August 1, 2007
Page 2


     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Stock being registered under the Amended Registration Statement, as issued, is and will be duly and validly authorized, fully paid and non-assessable under Colorado Laws.

     I express no opinion as to compliance with the Securities Acts or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of the Stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Amended Registration Statement in connection with the offering described therein.

     This opinion covers only matters of Colorado law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Amended Registration Statement.

                               Sincerely,


                               /s/ Michael A. Littman
                               ------------------------
                               Michael A. Littman